Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of
Met-Pro Corporation:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-84333 and No. 333-33603) of Met-Pro Corporation of our report dated May 26,, 2005 relating to the financial statements and financial schedule of Met-Pro Corporation Retirement Savings Plan which appears in this Form 11-K.

/s/ Margolis & Company, P.C.
Certified Public Accountants

Bala Cynwyd, Pennsylvania
June 28, 2005